Exhibit 99.2

EXHIBIT B

AMENDED AND RESTATED

BYLAWS

OF

DURO ENZYME PRODUCTS INC.

DECEMBER 2000

Table of Contents

SECTION 1 – OFFICES			3

SECTION 2 – SHAREHOLDERS			3
2.1	Annual Meeting		3
2.2	Special Meetings		3
2.3	Meetings by Communications Equipment		3
2.4	Date, Time and Place of Meetings		3
2.5	Notice of Meeting		3
2.6	Waiver of Notice		4
2.7	Fixing of Record Date for Determining Shareholders		4
2.8	Voting Record		5
2.9	Quorum		5
2.10	Manner of Acting		6
2.11	Proxies		6
2.12	Voting Shares		6
2.13	Voting for Directors		6
2.14	Action by Shareholders Without a Meeting		6

SECTION 3 - BOARD OF DIRECTORS			7
3.1	General Powers		7
3.2	Number, Classification and Tenure		7
3.3	Annual and Regular Meetings		8
3.4	Special Meetings		8
3.5	Meetings by Communications Equipment		8
3.6	Notice of Special Meetings		8
	3.6.1	Personal Delivery	9
	3.6.2	Delivery by Mail	9
	3.6.3	Delivery by Private Carrier	9
	3.6.4	Facsimile Notice	9
	3.6.5	Delivery by Telegraph	9
	3.6.6	Oral Notice	9

Bylaws
of
Duro Enzyme Products Inc.

3.7	Waiver of Notice		9
	3.7.1	In Writing	9
	3.7.2	By Attendance	10
3.8	Quorum		10
3.9	Manner of Acting		10
3.10	Presumption of Assent		10
3.11	Action by Board or Committees Without a Meeting		11
3.12	Resignation		11
3.13	Removal		11
3.14	Vacancies		11
3.15	Executive and Other Committees		12
	3.15.1	Creation of Committees	12
	3.15.2	Authority of Committees	12
	3.15.3	Minutes of Meetings	12
	3.15.4	Removal	12
3.16	Compensation		12

SECTION 4 - OFFICERS			13
4.1	Appointment and Term		13
4.2	Resignation		13
4.3	Removal		13
4.4	Contract Rights of Officers		13
4.5	Chairman of the Board		13
4.6	President		14
4.7	Vice President		14
4.8	Secretary		14
4.9	Treasurer		14
4.10	Salaries		15

SECTION 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS			15
5.1	Contracts		15
5.2	Loans to the Corporation		15
5.3	Checks, Drafts, Etc		15
5.4	Deposits		15

SECTION 6 - CERTIFICATES FOR SHARES AND THEIR TRANSFER			15
6.1	Issuance of Shares		15
6.2	Certificates for Shares		16
6.3	Stock Records		16
6.4	Restriction on Transfer		16
6.5	Transfer of Shares		17
6.6	Lost or Destroyed Certificates		17

Bylaws
of
Duro Enzyme Products Inc.

not less than 20 or more than 60 days before such meeting. If an annual or special stockholders' meeting is adjourned to a different date, time or place, no notice of the new date, time or place is required if they are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to stockholders entitled to notice of or to vote as of the new record date.

Such notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype or communications equipment that transmits a facsimile of the notice. If those forms of written notice are impractical in the view of the Board, the Chairman of the Board, the President or the Secretary, written notice may be transmitted by an advertisement in a newspaper of general circulation in the area of the corporation's principal office. If such notice is mailed, it shall be deemed effective when deposited in the official government mail, first-class postage prepaid, properly addressed to the stockholder at such stockholder's address as it appears in the corporation's current record of stockholders. Notice given in any other manner shall be deemed effective when dispatched to the stockholder's address, telephone number or other number appearing on the records of the corporation. Any notice given by publication as herein provided shall be deemed effective five days after first publication.

2.6           Waiver of Notice

Whenever any notice is required to be given by an stockholder under the provisions of these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law, a waiver of notice in writing, signed by the person or persons entitled to such notice and delivered to the corporation, whether before or after the date and time of the meeting or before or after the action to be taken by consent is effective, shall be deemed equivalent to the giving of such notice. Further, notice of the time, place and purpose of any meeting will be deemed to be waived by any stockholder by attendance in person or by proxy, unless such stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

2.7           Fixing of Record Date for Determining Stockholders

For the purpose of determining stockholders entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend, or (c) in order to make a determination of stockholders for any other purpose, the Board may fix a future date as the record date for any such determination. Such record date shall be not more than 60 days, and, in case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote a meeting, the record date shall be the day immediately preceding the date on which notice of the meeting is first given to stockholders. Such a determination shall apply to any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is set for the determination of stockholders entitled to receive payment of any stock, dividend or distribution

Bylaws
of
Duro Enzyme Products Inc.

(other than one involving a purchase, redemption or other acquisition of the corporation's shares), the record date shall be the date the Board authorizes the stock dividend or distribution.

2.8            Voting Record

At least 10 days before each meeting of stockholders, an alphabetical list of the stockholders entitled to notice of such meeting shall be made, arranged by voting group and by each class or series of shares, with the address of and number of shares held by each stockholder. This record shall be kept at the principal office of the corporation for 10 days prior to such meeting, and shall be kept open at such meeting, for the inspection of any stockholder or any stockholder's agent or attorney.

2.9           Quorum

Except with respect to any greater requirement contained in the Articles of Incorporation or the Nevada Private Corporations Law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Nevada Private Corporations Law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders. If less than the required number of such votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time. Any business may be transacted at a reconvened meeting that might have been transacted at the meeting as originally called, provided a quorum is present or represented at such meeting. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10         Manner Of Acting

If a quorum is present, action on a matter other than the election of Directors shall be approved if the votes cast in favor of the action by the shares entitled to vote and be counted collectively upon such matter exceed the votes cast against such action by the shares entitled to vote and be counted collectively thereon, unless the Articles of Incorporation or the Nevada Private Corporations Law requires a greater number of affirmative votes. Whenever the Nevada Private Corporations Law permits a corporation's bylaws to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by stockholders, these Bylaws hereby specify that the number of shares required to approve such an action shall be such lesser number.

2.11         Proxies

Bylaws
of
Duro Enzyme Products Inc.

As stockholder may vote by proxy executed in writing by the stockholder or by his or her attorney-in-fact or agent. Such proxy shall be effective when received by the Secretary or other officer or agent authorized to tabulate votes. A proxy shall become invalid 11 months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle its holder to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment.

2.12         Voting Shares

Except as provided in the Articles of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of stockholders shall be entitled to one vote upon such matter.

2.13         Voting For Directors

Each stockholder entitled to vote in an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote. Stockholders shall not have the right to cumulate their votes. Unless otherwise provided in the Articles of Incorporation, the candidates elected shall be those receiving the largest number of votes cast, up to the number of Directors to be elected.

2.14         Action By Stockholders Without A Meeting

Any action that may be or is required to be taken at a meeting of the stockholders may be taken without a meeting if one or more written consents describing the action taken shall be signed by stockholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If not otherwise fixed by the Board, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder consent is delivered to the corporation. A stockholder may withdraw a consent only by delivering a written notice of withdrawal to the corporation prior to the time that consents sufficient to authorize taking the action have been delivered to the corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent. A written consent is not effective to take the action referred to in the consent unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation. Unless the consent specifies a later effective date, actions taken by written consent of the stockholders are effective when (a) consents sufficient to authorize taking the action are in possession of the corporation and (b) the period of advance notice required by the Articles of Incorporation to be

Bylaws
of
Duro Enzyme Products Inc.

given to any nonconsenting or nonvoting stockholders has been satisfied. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

SECTION 3. BOARD OF DIRECTORS

3.1           General Powers

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.2           Number, Classification and Tenure

The Board of Directors shall be composed of not less than one nor more than nine Directors. The specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time in the manner provided by the Articles of Incorporation, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board or, if the Directors in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of stockholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors. Directors need not be stockholders of the corporation or residents of the state of Nevada, and need not meet any other qualifications.

3.3          Annual And Regular Meetings

An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution the Board, or any committee designated by the Board, may specify the time and place for holding regular meetings without notice other than such resolution.

3.4          Special Meetings

Bylaws
of
Duro Enzyme Products Inc.

Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one-third or more of the Directors in office and, in the case of any special meeting of any committee designated by the Board, by its Chairman. The person or persons authorized to call special meetings may fix any place for holding any special Board or committee meeting called by them.

3.5           Meetings By Communications Equipment

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by, or conduct the meeting through the use of, any means of communication by which all Directors participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

3.6           Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally. Neither the business to be transacted at nor the purpose of any special meeting need be specified in the notice of such meeting.

3.6.1            Personal Delivery

If notice is given by personal delivery, the notice shall be delivered to a Director at least two days before the meeting.

3.6.2            Delivery By Mail

If notice is delivered by mail, the notice shall be deposited in the official government mail at least five days before the meeting, properly addressed to a Director at his or her address shown on the records of the corporation, with postage thereon prepaid.

3.6.3            Delivery By Private Carrier

If notice is given by private carrier, the notice shall be dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

3.6.4            Facsimile Notice

If a notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be dispatched at least two days before the meeting to a Director at his or her telephone number or other number appearing on the records of the corporation.

Bylaws
of
Duro Enzyme Products Inc.

If a quorum is present when the vote is taken, the act of the majority of the Directors present at a Board or committee meeting shall be the act of the Board or such committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Private Corporations Law.

3.10         Presumption of Assent

A Director of the corporation who is present at a Board or committee meeting at which any action is taken shall be deemed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding the meeting or transacting any business at such meeting, (b) the Director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

3.11         Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee created by the Board may be taken without a meeting if one or more written consents setting forth the action so taken are signed by each of the Directors or by each committee member either before or after the action is taken and delivered to the corporation. Action taken by written consent of Directors without a meeting is effective when the last Director signs the consent, unless the consent specifies a later effective date. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12          Resignation

Any Director may resign from the Board or any committee of the Board at any time by delivering either oral tender of resignation at any meeting of the Board or any committee, or written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation is effective upon delivery thereof unless the notice of resignation specifies a later effective date and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13          Removal

At a meeting of stockholders called expressly for that purpose, one or more members of the Board, including the entire Board, may be removed with or without cause (unless the Articles of Incorporation permits removal for cause only) by the holders of the shares entitled to elect the

Bylaws
of
Duro Enzyme Products Inc.

Director or Directors whose removal is sought if the number of votes cast to remove the Director exceeds the number of votes cast not to remove the Director.

3.14         Vacancies

If a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of Directors, the Board may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The stockholders may fill a vacancy only if there are no Directors in office. A Director elected to fill a vacancy shall serve only until the next election of Directors by the stockholders.

3.15         Executive And Other Committees

3.15.1     Creation Of Committees

The Board, by resolution adopted by the greater of a majority of the Directors then in office and the number of Directors required to take action in accordance with these Bylaws, may create standing or temporary committees, including an Executive Committee, and appoint members from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, the Articles of Incorporation, these Bylaws and applicable law. Each committee must have one or more members, and the Board may designate one or more Directors as alternate members who may replace any absent or disqualified member at any committee meeting, with all such members and alternate members to serve at the pleasure of the Board.

3.15.2      Authority Of Committees

Each Committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no such committee shall have the authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Articles of Incorporation or the Nevada Private Corporations Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any bylaw of the corporation.

3.15.3        Minutes Of Meetings

All committees shall keep regular minutes of their meetings and shall cause them to be recorded n books kept for that purpose.

Bylaws
of
Duro Enzyme Products Inc.

3.15.4     Removal

The Board may remove any member of any committee elected or appointed by it but only by the affirmative vote of the greater of a majority of Directors then in office and the number of Directors required to take action in accordance with these Bylaws.

3.16         Compensation

By Board resolution, Directors and committee members may be paid either expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefore.

SECTION 4. OFFICERS

4.1           Appointment And Term

The officers of the corporation shall be those officers appointed from time to time by the Board or by any other officer empowered to do so. The Board shall have sole power and authority to appoint executive officers. As used herein, the term "executive officer" shall mean the President, the chief financial officer and any other officer designated by the Board as an executive officer. The Board or the President may appoint such other officers to hold office for such period, have such authority and perform such duties as may be prescribed. The Board may delegate to any other officer the power to appoint any subordinate officers and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person. Unless an officer dies, resigns or is removed from office, he or she shall hold office until his or her successor is appointed.

4.2           Resignation

Any officer may resign at any time by delivering written notice to the corporation. Any such resignation is effective upon delivery, unless the notice of resignation specifies a later effective date, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3           Removal

Any officer may be removed by the Board at any time, with or without cause. An officer or assistant officer, if appointed by another officer, may be removed at any time, with or without cause, by any officer authorized to appoint such officer or assistant officer.

Bylaws
of
Duro Enzyme Products Inc.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1           Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board to the extent such committee is empowered to do so.

6.2          Certificates For Shares

Certificates representing shares of the corporation shall be signed, either manually or in facsimile, by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary and shall include on their face written notice of any restrictions that may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3           Stock Records

The stock transfer books shall be kept at the principal office at the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4           Restriction On Transfer

Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UDNER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORAZTION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

Bylaws
of
Duro Enzyme Products Inc.

2.           these Bylaws and all amendments thereto as currently in effect;
3.           the minutes of all meetings of stockholders and records of all action taken by stockholders without a meeting, for the past three years;
4.           the corporation's financial statements for the past three years;
5.           all written communications to stockholders generally within the past three years;
6.           a list of the names and business addresses of the current Directors and officers; and
7.           the most recent annual report delivered to the Nevada Secretary of State.

SECTION 8. ACCOUNTING YEAR

The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected by the Board for purposes of federal income taxes, or any other purpose, the accounting year shall be the year so selected.

SECTION 9. SEAL

The Board may provide for a corporate seal that shall consist of the name of the corporation, the state of its incorporation, and the year of its incorporation.

SECTION 10. INDEMNIFICATION

10.1         Right To Indemnification

Each person who was, is or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter "proceedings"), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereafter an "indemnitee"), whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as such a Director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the corporation against all losses, claims, damages (compensatory, exemplary, punitive or otherwise), liabilities and expenses (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties, amounts to be paid in settlement and any other expenses) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer of the Company or a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall insure to the benefit of the indemnitee's heirs, executors and administrators. Except as provided in subsection

Bylaws
of
Duro Enzyme Products Inc.

granted or provided by the Nevada Private Corporations Law; or (c) as are otherwise consistent with law.

10.8          Persons Serving Other Entities

Any person who, while a Director or officer of the corporation, is or was serving (a) as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) as a partner, trustee or otherwise in an executive or management capacity in a partnership, joint venture, trust, employee benefit plan or other enterprise of which the corporation or a majority owned subsidiary of the corporation is a general partner or has a majority ownership shall conclusively be deemed to be so serving at the request of the corporation and entitled to indemnification and the advancement of expenses under subsections 10.1 and 10.3 of this Section.

SECTION 11. LIMITATION OF LIABILITY

To the full extent that the Nevada Private Corporations Law, as they exist on the date hereof or may hereafter be amended, permit the limitation or elimination of the liability of any person who would be considered an indemnitee under subsection 10.1 of Section 10, an indemnitee of the Company shall not be liable to the Company or its stockholders for monetary damages for conduct in the capacity based upon which such person is considered an indemnitee. Any amendments to or repeal of this Section 11 shall not adversely affect any right or protection of any indemnitee of the Company for or with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

SECTION 12. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not repeal or amend any Bylaw that the stockholders have expressly provided, in amending or repealing such Bylaw, may not be amended or repealed by the Board. The stockholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the stockholders.

The foregoing Bylaws were adopted by the Board on January __, 2001.

/s/ Chad Burback
Print Name: Chad Burback
Title: Secretary

Bylaws
of
Duro Enzyme Products Inc.